345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com Exhibit 99.1

Media	Investors
Heather Zoumas-Lubeski	Zach Weiner
(445) 248-0577	(908) 591-6955
heather.zoumaslubeski@zimmerbiomet.com	zach.weiner@zimmerbiomet.com

Zimmer Biomet Announces Appointment of
Devdatt Kurdikar to Board of Directors

(WARSAW, IN) June 20, 2024 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), a global medical technology leader, today announced that Devdatt “Dev” Kurdikar, President, Chief Executive Officer and a member of the board of directors of Embecta Corp. (embecta), has been appointed to the Zimmer Biomet Board, effective immediately. embecta (Nasdaq: EMBC), formerly part of Becton, Dickinson and Company (BD), is one of the largest pure-play diabetes management companies in the world.

"We are pleased to welcome Dev to the ZB Board," said Chris Begley, Chairman of the Company’s Board of Directors. "Dev brings a wealth of medtech, innovation and leadership experience that will be invaluable to ZB as we further advance our strategic priorities and mission to alleviate pain and improve peoples’ lives.”

Mr. Kurdikar has served as the President and Chief Executive Officer and a member of the board of directors of embecta since its spinoff from BD on April 1, 2022. He was the Worldwide President of Diabetes Care at BD from 2021 until the spinoff. Prior to joining BD, Mr. Kurdikar was President and CEO of Cardiac Science Corporation (CSC) from 2016 to 2019. Prior to that role, Mr. Kurdikar was the Vice President and General Manager, Men’s Health, within Urology and Pelvic Health at Boston Scientific Corporation (Boston Scientific) from 2015 to 2016. Mr. Kurdikar served in the same role at American Medical Systems (AMS) starting in 2013 and led the Men’s Health business through its carve-out, sale and integration into Boston Scientific. Before joining AMS, Mr. Kurdikar worked for 11 years with Baxter International, Inc., holding leadership roles of increasing responsibility in finance, strategy and integration, R&D planning and operations, ultimately serving as Vice President, Marketing, from 2011 through 2013. He began his career as a Senior Research Engineer at The Monsanto Company.

Mr. Kurdikar holds a Bachelor in Chemical Engineering from the University of Bombay (India). He earned a Master of Science in Chemical Engineering from Washington State University, a Ph.D. in Chemical Engineering from Purdue University, and a Master of Business Administration from Washington University. In addition to serving on the embecta board, Mr. Kurdikar serves on the board of directors of AdvaMed (the Advanced Medical Technology Association).

About Zimmer Biomet

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X / Twitter at www.twitter.com/zimmerbiomet.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning Zimmer Biomet’s expectations, plans, prospects, and product and service offerings. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the U.S. Securities and Exchange Commission (SEC). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this news release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this news release.

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